CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Director
   Advanced ID Corporation
   Calgary, Alberta, Canada

We hereby consent to the incorporation by reference in this Registration Statement and any amendments on Form SB-2, our report dated March 18, 2004 included herein for the two years ended December 31, 2003.

We also consent to the references to us under the heading "Experts" in such Document.

January 6, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas